AXP(R)
  Quantitative
  Large Cap Equity
           Fund

                                                                   Annual Report
                                                            for the Period Ended
                                                                   July 31, 2005

AXP Quantitative Large Cap Equity Fund seeks to provide shareholders with long-term capital growth.

(This annual report is intended only for the information of shareholders or those who have received the offering prospectus of the Fund, which contains information about the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.)

Table of Contents

Fund Snapshot                              3

Performance Summary                        4

Questions & Answers
   with Portfolio Management               5

The Fund's Long-term Performance           8

Investments in Securities                 10

Financial Statements                      15

Notes to Financial Statements             18

Report of Independent Registered
   Public Accounting Firm                 29

Federal Income Tax Information            30

Fund Expenses Example                     32

Board Members and Officers                34

Approval of Investment Management
   Services Agreement                     37

Proxy Voting                              39

CORPORATE REORGANIZATION

On Feb. 1, 2005, American Express Company (American Express) announced plans to pursue a spin off of Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) to American Express shareholders. The separation from American Express is expected to be completed on Sept. 30, 2005. After the separation from American Express, Ameriprise Financial will no longer be affiliated with American Express.

Ameriprise Financial provides administrative services to the Fund and, through Sept. 30, 2005, investment management services to the Fund. Effective Oct. 1, 2005, RiverSource Investments, LLC, a wholly owned subsidiary of Ameriprise Financial, will provide investment management services to the Fund. In addition, Ameriprise Financial is the parent company of the Fund's distributor, Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.); the Fund's transfer agent, RiverSource Service Corporation (formerly American Express Client Service Corporation); and the Fund's custodian, Ameriprise Trust Company (formerly American Express Trust Company).

Effective Oct. 1, 2005, the Fund will change its name such that it no longer bears the American Express brand and instead will bear the RiverSourceSM brand. Information regarding the new name of the Fund and other changes will be separately communicated to shareholders.

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2 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Fund Snapshot AT JULY 31, 2005

PORTFOLIO MANAGERS

Portfolio managers                        Since       Years in industry
Dimitris J. Bertsimas                     4/03               12
Gina K. Mourtzinou                        4/03                8

FUND OBJECTIVE

This Fund seeks to provide shareholders with long-term capital growth.

Inception dates by class
A: 4/24/03    B: 4/24/03   C: 4/24/03   I: 7/15/04   Y: 4/24/03

Ticker symbols by class
A: AQEAX      B: --        C: --        I: ALEIX     Y: --

Total net assets                                         $119.4 million

Number of holdings                                                  185

STYLE MATRIX

         STYLE
VALUE    BLEND   GROWTH
           X               LARGE
                           MEDIUM   SIZE
                           SMALL

Shading within the style matrix indicates areas in which the Fund generally invests.

SECTOR COMPOSITION

Percentage of portfolio assets

[PIE CHART]

Financials 16.2%
Health Care 14.3%
Energy 12.6%
Consumer Staples 11.5%
Consumer
Discretionary 10.8%
Information Technology 8.3%
Telecommunication
Services 8.2%
Industrials 6.1%
Short-Term Securities 5.5%
Utilities 5.0%
Materials 1.5%

TOP TEN HOLDINGS

Percentage of portfolio assets

Altria Group (Tobacco)                                             5.5%
Exxon Mobil (Oil & Gas)                                            4.3
Johnson & Johnson (Pharmaceuticals)                                3.2
Chevron (Oil & Gas)                                                2.8
iShares MSCI EAFE Index Fund
(Diversified Financial Services)                                   2.4
SBC Communications
(Diversified Telecommunication Services)                           2.3
Wal-Mart Stores (Food & Staples Retailing)                         2.3
UnitedHealth Group (Health Care Providers & Services)              2.3
Citigroup (Diversified Financial Services)                         2.3
Merck & Co (Pharmaceuticals)                                       2.0

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

The investment process used to manage the AXP Quantitative Large Cap Equity Fund employs new technologies and statistical methods that have not previously been used to managed open-end mutual funds. Shareholders should be prepared for the possibility that the Fund may underperform its benchmark. While RiverSource Investments seeks to control trading activity, the Fund may trade more often than other funds in its peer group. Trading activity may result in increased fees, expenses and taxes.

Fund holdings are subject to change.

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3 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Performance Summary

[BAR CHART]
                             PERFORMANCE COMPARISON
                        For the year ended July 31, 2005

                      +15.95%      +14.05%     +12.56%

+15.95% = AXP Quantitative Large Cap Equity Fund Class A (excluding sales charge)
+14.05% = S&P 500 Index (unmanaged)
+12.56% = Lipper Large-Cap Core Funds Index

(see "The Fund`s Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

AVERAGE ANNUAL TOTAL RETURNS
                                  Class A               Class B                Class C            Class I          Class Y
(Inception dates)                (4/24/03)             (4/24/03)              (4/24/03)          (7/15/04)        (4/24/03)
                                                             After                   After
                            NAV(1)    POP(2)      NAV(1)    CDSC(3)       NAV(1)    CDSC(4)       NAV(5)          NAV(6)
at July 31, 2005
1 year                     +15.95%    +9.28%     +15.03%   +10.03%       +15.03%    +14.03%       +16.29%         +16.25%
Since inception            +16.45%   +13.45%     +15.47%   +13.99%       +15.48%    +15.48%       +15.00%         +16.63%

at June 30, 2005
1 year                      +6.27%    +0.15%      +5.66%    +0.66%        +5.49%     +4.49%         N/A            +6.72%
Since inception            +15.04%   +11.96%     +14.17%   +12.60%       +14.18%    +14.18%       +11.41%*        +15.30%

(1)  Excluding sales charge.

(2)  Returns at public offering price (POP) reflect a sales charge of 5.75%.

(3) Returns at maximum contingent deferred sales charge (CDSC). CDSC applies as follows: first year 5%; second and third year 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter.

(4)  1% CDSC applies to redemptions made within the first year of purchase.

(5) Sales charge is not applicable to these shares. Shares available to eligible investors only, currently limited to AXP Portfolio Builder Funds, six affiliated funds-of-funds.

(6) Sales charge is not applicable to these shares. Shares available to institutional investors only.

* Not annualized.

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4 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Questions & Answers
                WITH PORTFOLIO MANAGEMENT

AXP Quantitative Large Cap Equity Fund's Class A shares gained 15.95%, excluding sales charge, for the 12 months ended July 31, 2005. The Fund outperformed the Lipper Large-Cap Core Funds Index, representing the Fund's peer group, which returned 12.56%, as well as the Standard & Poor's 500 Index (S&P 500 Index), which gained 14.05% for the same period.

Below, Portfolio Managers Dimitris Bertsimas and Gina Mourtzinou discuss the Fund's positioning and results for the fiscal year ended July 31, 2005.

At July 31, 2005, approximately 68% of the Fund's shares were owned in aggregate by AXP Portfolio Builder Funds, a group of six asset allocation funds managed by RiverSource Investments, LLC* (RiverSource Investments). As a result, it is possible AXP Quantitative Large Cap Equity Fund may experience relatively large purchases or redemptions from AXP Portfolio Builder Funds (see page 23, Class I capital share transactions for related activity during the most recent fiscal period). RiverSource Investments seeks to minimize the impact of these transactions by structuring them over a reasonable period of time. AXP Quantitative Large Cap Equity Fund may experience increased expenses as it buys and sells securities to satisfy subscriptions and redemptions in AXP Portfolio Builder Funds. For more information on the Fund's expenses, see the discussions beginning on pages 22 and 32.

Q:  What factors most significantly affected performance?

A: Stocks selected using the Fund's three quantitative models (value, momentum, and quality) drove strong performance relative to both the S&P 500 Index and its peers during the 12-month period. Indeed, for the annual period, each of the three quantitative models outperformed the S&P 500 Index, with the momentum model leading the way, followed by the value and then quality models. We believe the style diversification provided by the Fund's three quantitative models continues to be a significant investment advantage.

    Throughout the period, our use of risk modeling -- limits on individual holding size and on sector and industry allocations relative to the S&P 500 Index -- supported the Fund's strong relative performance as well.

    Another positive contributor to the Fund's relative results was its international exposure. The Fund's international position was established during the fourth calendar quarter of 2004 through MSCI EAFE iShares, an exchange-traded fund based on the MSCI EAFE Index. When we established the position, the U.S. dollar was weakening, thereby contributing to iShares' strong performance. The Fund's international exposure accounted for a small portion of its total net assets throughout the period,

* Prior to Oct. 1, 2005, Ameriprise Financial, Inc. (formerly American Express Financial Corporation) served as investment manager to the AXP mutual funds.

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5 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE] > Stocks selected using the Fund's three quantitative models (value, momentum and quality) drove strong performance relative to both the S&P 500 Index and its peers during the 12-month period. [END CALLOUT QUOTE]

    reaching as much as 4% of portfolio assets at one time and standing at an allocation of approximately 2% as of July 31, 2005.

Q: Which equity sectors and securities affected the Fund's performance most during the fiscal year?

A: The Fund's stock holdings are determined by our quantitative models. The Fund's sector allocations stem from these individual stock selections, rather than any prediction that certain sectors might perform better or worse than the market.

    That said, from a sector perspective, significant exposure to and effective stock selection within utilities and consumer staples made positive contributions to the Fund's annual performance. Strong stock selection in materials further boosted the Fund's relative results. The positive effect of a sizable allocation to energy more than offset the negative effect of the Fund's weak stock selection in this strongly performing sector. From an individual stock perspective, positions in Altria Group (a consumer staples beverages and tobacco stock selected by the momentum and value models), ConocoPhillips (an integrated oil company originally both a momentum and value model pick though currently just a value model selection), Johnson & Johnson (a health care giant selected by the quality model) and Qualcomm (a telecommunications equipment and services leader selected by the momentum model) particularly helped the Fund's relative performance.

    On the other hand, the Fund's ineffective stock selection in financials detracted most from relative performance. A position in Fannie Mae (a mortgage financer selected by the value model) particularly detracted. So, too, did a holding in Intel (a semiconductor industry bellwether selected by the momentum model). We maintained the Fund's holding in Fannie Mae, but sold its position in Intel by the end of the annual period.

Q: What changes did you make to the portfolio and how is it currently positioned?

A: During the period, the Fund maintained the following allocation among the three quantitative models:

    o  40% investment in the  momentum model

    o  30% in the value model and

    o  30% in the quality model.

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6 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE] > We will continue our strategy of monitoring weightings as a risk management tool, so that no individual security, industry or sector becomes too large within the Fund's portfolio. [END CALLOUT QUOTE]

    As indicated, we also established a position in MSCI EAFE iShares during the period, as our separate asset allocation model pointed to opportunities in international stocks.

    The Fund experienced significant inflows of cash during the annual period, including share purchases by the AXP Portfolio Builder Series asset allocation funds. We managed this influx by purchasing S&P 500 futures. While the influx triggered a need to rebalance the portfolio more than once a month, it had a rather neutral effect on Fund performance for the 12-month period. Indeed, we continued to improve trading and cash flow management through the fiscal year.

    As mentioned, the Fund's sector weightings are a by-product of the individual stocks selected by our three models. Over the course of the 12 months, our models became more positive on stocks in the energy and telecommunications services sectors. On the other hand, our models became more negative on stocks in the information technology and industrials sectors.

    At the end of the fiscal year, the Fund had significant exposures to the telecommunications services, energy and consumer staples sectors and more modest allocations to the information technology, financials and industrials sectors.

Q:  How do you intend to manage the Fund in the coming months?

A: We believe the Fund's consistent, disciplined approach will benefit performance over the long term. Our focus going forward is to keep using our three well-tested models to find the best-performing stocks regardless of market conditions. We will continue our strategy of monitoring weightings as a risk management tool, so that no individual security, industry or sector becomes too large within the Fund's portfolio. We also intend to continue to employ the macroscopic aspects of our risk controls, including constraints on market capitalization, price, quality, turnover, transactions costs and more.

    Overall, we intend to maintain the high quality of the Fund's portfolio, while at the same time maintaining our style diversification.

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7 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The Fund's Long-term Performance

The chart on the facing page illustrates the total value of an assumed $10,000 investment in AXP Quantitative Large Cap Equity Fund Class A shares (from 5/1/03 to 7/31/05) as compared to the performance of two widely cited performance indices, the Standard & Poor's 500 Index and the Lipper Large-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Returns do not reflect taxes payable on distributions and redemptions. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments. Also see "Past Performance" in the Fund's current prospectus.

DISTRIBUTION SUMMARY

The table below details the Fund's income and capital gain distributions for the fiscal years shown. More information on the other classes can be found in the Financial Highlights section of this report's Notes to Financial Statements.

                                               Class A
                                    Short-term        Long-term
Fiscal year ended        Income    capital gains    capital gains     Total
July 31, 2005             $0.03        $0.07          $0.09           $0.19
July 31, 2004              0.02         0.11           0.01            0.14
July 31, 2003(1)             --           --             --              --

(1) For the period from April 24, 2003 (when shares became publicly available) to July 31, 2003.

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8 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

[LINE CHART]

        VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN AXP QUANTITATIVE LARGE CAP EQUITY FUND

AXP Quantitative Large Cap Equity Fund Class A
(includes sales charge) ($13,315)                      $ 9,425  $10,254   $11,483   $13,315
S&P 500 Index(1) ($14,003)                             $10,000  $10,849   $12,278   $14,003
Lipper Large-Cap Core Funds Index(2) ($13,318)         $10,000  $10,755   $11,832   $13,318
                                                        5/1/03     7/03      7/04      7/05

COMPARATIVE RESULTS

Results at July 31, 2005                                                            Since
                                                                       1 year   inception(3)
AXP Quantitative Large Cap Equity Fund (includes sales charge)

Class A          Cumulative value of $10,000                          $10,928    $13,315
                 Average annual total return                           +9.28%    +13.45%
S&P 500 Index(1)
                 Cumulative value of $10,000                          $11,405    $14,003
                 Average annual total return                          +14.05%    +16.14%
Lipper Large-Cap Core Funds Index(2)
                 Cumulative value of $10,000                          $11,256    $13,318
                 Average annual total return                          +12.56%    +13.58%

Results for other share classes can be found on page 4.

(1) The Standard & Poor's 500 Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

(2) The Lipper Large-Cap Core Funds Index includes the 30 largest large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

(3) Fund data is from April 24, 2003. S&P 500 Index and Lipper peer data is from May 1, 2003.

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9 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Investments in Securities

AXP Quantitative Large Cap Equity Fund

July 31, 2005

(Percentages represent value of investments compared to net assets)

Common Stocks (99.8%)
Issuer                                         Shares                 Value(a)

Aerospace & Defense (1.2%)
Lockheed Martin                                 3,104                 $193,690
Rockwell Collins                                6,474                  315,931
United Technologies                            17,742                  899,519
Total                                                                1,409,140

Air Freight & Logistics (1.1%)
FedEx                                           8,070                  678,607
United Parcel Service Cl B                      8,119                  592,443
Total                                                                1,271,050

Auto Components (0.1%)
Johnson Controls                                2,710                  155,662

Automobiles (1.5%)
Ford Motor                                     59,497                  638,998
General Motors                                 19,047                  701,310
Harley-Davidson                                 7,703                  409,723
Total                                                                1,750,031

Beverages (2.0%)
Coca-Cola                                      54,536                2,386,495

Biotechnology (0.3%)
Gilead Sciences                                 8,252(b)               369,772

Building Products (0.2%)
Masco                                           5,949                  201,731

Capital Markets (1.9%)
Bear Stearns Companies                          2,977                  303,981
Franklin Resources                             11,019                  890,557
Lehman Brothers Holdings                        6,573                  691,019
Merrill Lynch & Co                              3,855                  226,597
Morgan Stanley                                  2,267                  120,264
Total                                                                2,232,418

Chemicals (0.9%)
Dow Chemical                                   11,766                  564,180
Monsanto                                        7,987                  538,084
Total                                                                1,102,264

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Commercial Banks (2.1%)
Bank of America                                15,071                 $657,096
Comerica                                        3,962                  242,078
KeyCorp                                         5,983                  204,858
Natl City                                      18,078                  667,258
PNC Financial Services Group                   10,111                  554,285
Regions Financial                               1,911                   64,286
Wachovia                                        2,649                  133,457
Total                                                                2,523,318

Communications Equipment (0.3%)
Comverse Technology                             9,884(b)               249,966
Tellabs                                        11,862(b)               115,299
Total                                                                  365,265

Computers & Peripherals (2.8%)
Apple Computer                                 29,129(b)             1,242,353

Gateway   29,177(b)   116,124
Hewlett-Packard                                21,708                  534,451
Lexmark Intl Cl A                               1,816(b)               113,863
NCR                                            10,017(b)               347,690
Network Appliance                              12,591(b)               321,196
QLogic                                         19,572(b)               607,711
Total                                                                3,283,388

Consumer Finance (0.6%)
MBNA                                           14,538                  365,776
Providian Financial                             7,465(b)               141,089
SLM                                             2,933                  151,020
Total                                                                  657,885

Distributors (0.2%)
Genuine Parts                                   4,854                  222,265

Diversified Financial Services (5.5%)
CIT Group                                       4,009                  176,957
Citigroup                                      65,559                2,851,817
iShares MSCI EAFE Index Fund                   56,400                3,042,216
Technology Select Sector
  Index Fund                                   23,600                  497,016
Total                                                                6,568,006

See accompanying notes to investments in securities.
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10 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Diversified Telecommunication Services (8.0%)
AT&T                                           40,392                 $799,762
BellSouth                                      84,339                2,327,756
SBC Communications                            118,859                2,906,102
Sprint                                         45,198                1,215,826
Verizon Communications                         69,594                2,382,202
Total                                                                9,631,648

Electric Utilities (3.6%)
Allegheny Energy                                7,515(b)               214,178
American Electric Power                         8,425                  326,048
CenterPoint Energy                              9,851                  135,353
Edison Intl                                     4,888                  199,821
Exelon                                         29,458                1,576,591
FPL Group                                       5,382                  232,072
PG&E                                           10,993                  413,667
TECO Energy                                     9,536                  180,803
TXU                                            11,741                1,017,240
Total                                                                4,295,773

Electrical Equipment (0.5%)
American Power Conversion                       6,587                  185,161
Rockwell Automation                             7,068                  364,072
Total                                                                  549,233

Electronic Equipment & Instruments (0.1%)
Jabil Circuit                                   3,704(b)               115,528

Energy Equipment & Services (1.6%)
Halliburton                                    13,539                  758,861
Noble                                           5,789                  388,905
Transocean                                     13,356(b)               753,679
Total                                                                1,901,445

Food & Staples Retailing (3.3%)
Albertson's                                     9,051                  192,877
Kroger                                         18,677(b)               370,738
Safeway                                        14,936                  362,945
SYSCO                                           4,436                  159,962
Wal-Mart Stores                                58,504                2,887,173
Total                                                                3,973,695

Food Products (0.6%)
Archer-Daniels-Midland                         28,840                  661,590

Health Care Equipment & Supplies (0.9%)
Becton, Dickinson & Co                          3,982                  220,483
Biomet                                          2,427                   92,542
Medtronic                                      10,087                  544,093
Zimmer Holdings                                 2,417(b)               199,064
Total                                                                1,056,182

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Health Care Providers & Services (6.4%)
Aetna                                          10,729                 $830,425
Cardinal Health                                 9,078                  540,867
Caremark Rx                                     6,863(b)               305,953
CIGNA                                           9,990                1,066,433
HCA                                             9,971                  491,072
Humana                                          8,427(b)               335,816
Medco Health Solutions                          2,805(b)               135,874
Tenet Healthcare                               11,188(b)               135,822
UnitedHealth Group                             55,138                2,883,716
WellPoint                                      13,851(b)               979,820
Total                                                                7,705,798

Hotels, Restaurants & Leisure (2.0%)
Darden Restaurants                              4,418                  153,305
Harrah's Entertainment                          8,056                  634,329
Marriott Intl Cl A                              7,230                  495,038
Starbucks                                       5,346(b)               280,932
Starwood Hotels & Resorts
  Worldwide Unit                                6,800                  430,576
Yum! Brands                                     6,453                  337,815
Total                                                                2,331,995

Household Durables (2.1%)
Black & Decker                                  2,610                  235,709
Centex                                          7,611                  563,062
DR Horton                                      22,231                  913,249
KB HOME                                         5,316                  435,434
Pulte Homes                                     3,146                  294,529
Whirlpool                                       1,247                   99,735
Total                                                                2,541,718

Household Products (0.2%)
Kimberly-Clark                                  3,802                  242,416

Industrial Conglomerates (1.1%)
3M                                             14,197                1,064,775
Textron                                         3,415                  253,291
Total                                                                1,318,066

Insurance (3.5%)
Allstate                                       15,708                  962,272
Ambac Financial Group                           4,537                  325,938
Aon                                            11,958                  304,212
Jefferson-Pilot                                 2,029                  101,795
Lincoln Natl                                    6,281                  303,372
Loews                                           4,520                  378,008
Marsh & McLennan Companies                      9,979                  289,092
MBIA                                            5,309                  322,469
Prudential Financial                           11,757                  786,543

See accompanying notes to investments in securities.

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11 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Insurance (cont.)
Safeco                                          1,299                  $71,367
Torchmark                                       3,597                  188,015
UnumProvident                                   9,896                  189,508
Total                                                                4,222,591

Internet & Catalog Retail (0.4%)
eBay                                           12,445(b)               519,952

IT Services (1.2%)
Affiliated Computer Services Cl A               2,305(b)               115,181
Automatic Data Processing                       5,141                  228,311
Computer Sciences                               2,552(b)               116,831
Convergys                                      11,645(b)               169,435
Electronic Data Systems                        19,225                  395,457
Sabre Holdings Cl A                             6,183                  118,714
SunGard Data Systems                            3,167(b)               113,664
Unisys                                         17,838(b)               115,412
Total                                                                1,373,005

Leisure Equipment & Products (0.5%)
Eastman Kodak                                  15,799                  422,466
Mattel                                          8,419                  157,014
Total                                                                  579,480

Machinery (0.9%)
Caterpillar                                    13,374                  720,993
PACCAR                                          4,329                  312,640
Total                                                                1,033,633

Media (0.3%)
Walt Disney                                    13,238                  339,422

Metals & Mining (0.7%)
Freeport-McMoRan Copper &
  Gold Cl B                                     4,687                  188,792
Nucor                                           4,197                  232,724
Phelps Dodge                                    3,550                  377,898
Total                                         799,414

Multi-Utilities & Unregulated Power (1.7%)
AES                                            31,821(b)               510,727
CMS Energy                                     10,719(b)               169,789
Duke Energy                                    24,072                  711,087
Public Service Enterprise Group                 7,731                  497,103
Sempra Energy                                   2,652                  112,710
Total                                                                2,001,416

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Multiline Retail (1.8%)
Dollar General                                  7,198                 $146,263
Federated Dept Stores                           5,958                  452,033
May Dept Stores                                12,818                  526,179
Nordstrom                                       9,150                  338,642
Sears Holdings                                  4,466(b)               688,791
Total                                                                2,151,908

Oil & Gas (11.6%)
Amerada Hess                                    2,404                  283,335
Anadarko Petroleum                              5,403                  477,355
Apache                                          2,021                  138,236
Chevron                                        60,101                3,486,459
ConocoPhillips                                  7,228                  452,401
Devon Energy                                   19,319                1,083,603
El Paso                                        37,470                  449,640
EOG Resources                                   7,649                  467,354
Exxon Mobil                                    92,215                5,417,630
Kinder Morgan                                   4,504                  400,225
Marathon Oil                                    2,863                  167,085
Unocal                                          8,370                  542,795
Valero Energy                                   6,815                  564,146
Total                                                               13,930,264

Pharmaceuticals (7.4%)
Abbott Laboratories                             6,212                  289,666
Bristol-Myers Squibb                           65,709                1,641,411
Johnson & Johnson                              62,672                4,008,500
Merck & Co                                     81,218                2,522,631
Wyeth                                          10,467                  478,865
Total                                                                8,941,073

Real Estate Investment Trust (0.3%)
Archstone-Smith Trust                           3,635                  154,488
ProLogis                                        3,989                  181,738
Total                                                                  336,226

Road & Rail (1.5%)
Burlington Northern Santa Fe                   16,941                  919,049
CSX                                             6,339                  288,678
Norfolk Southern                               15,036                  559,490
Total                                                                1,767,217

Semiconductors & Semiconductor Equipment (0.6%)
Advanced Micro Devices                         13,354(b)               268,148
LSI Logic                                      11,706(b)               114,251
NVIDIA                                         11,473(b)               310,459
Total                                                                  692,858

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------
12 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Software (3.9%)
Adobe Systems                                  17,128                 $507,674
Autodesk                                        9,357                  319,916
Compuware                                      28,997(b)               244,445
Microsoft                                      69,193                1,772,033
Oracle                                        113,833(b)             1,545,852
Symantec                                       11,891(b)               261,245
Total                                                                4,651,165

Specialty Retail (2.2%)
Best Buy                                        4,212                  322,639
Home Depot                                     46,869                2,039,271
Staples                                        12,394                  282,211
Total                                                                2,644,121

Textiles, Apparel & Luxury Goods (0.3%)
Nike Cl B                                       4,448                  372,742

Thrifts & Mortgage Finance (3.2%)
Countrywide Financial                           6,048                  217,728
Fannie Mae                                     31,160                1,740,598
Freddie Mac                                    10,326                  653,429
MGIC Investment                                 3,110                  213,284
Washington Mutual                              24,008                1,019,860
Total                                                                3,844,899

Tobacco (6.1%)
Altria Group                                  104,032                6,965,982
UST                                             6,330                  291,307
Total                                                                7,257,289

Trading Companies & Distributors (0.1%)
WW Grainger                                     2,096                  130,623

Wireless Telecommunication Services (0.6%)
Nextel Communications Cl A                     21,414(b)               745,207

Total Common Stocks
(Cost: $113,013,983)                                              $119,158,282

Short-Term Securities (5.8%)
Issuer                 Effective              Principal               Value(a)
                         yield                 amount

U.S. Government Agency (4.9%)
Federal Natl Mtge Assn Disc Nts
  08-22-05                3.28%            $2,600,000               $2,594,332
  09-07-05                3.26              3,300,000                3,288,083
Total                                                                5,882,415

Commercial Paper (0.9%)
HSBC Finance
   08-01-05               3.31              1,000,000                  999,724

Total Short-Term Securities
(Cost: $6,882,765)                                                  $6,882,139

Total Investments in Securities
(Cost: $119,896,748)(c)                                           $126,040,421

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
13 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Notes to Investments in Securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)   Non-income producing.

(c) At July 31, 2005, the cost of securities for federal income tax purposes was $119,994,041 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation                                      $ 7,865,150
      Unrealized depreciation                                       (1,818,770)
                                                                    ----------
      Net unrealized appreciation                                  $ 6,046,380
                                                                   -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at www.riversource.com/investments.

--------------------------------------------------------------------------------
14 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
AXP Quantitative Large Cap Equity Fund

July 31, 2005
Assets
Investments in securities, at value (Note 1)
   (identified cost $119,896,748)                                                                              $126,040,421
Cash in bank on demand deposit                                                                                       63,008
Capital shares receivable                                                                                            43,455
Dividends and accrued interest receivable                                                                           194,530
Receivable for investment securities sold                                                                         5,782,959
                                                                                                                  ---------
Total assets                                                                                                    132,124,373
                                                                                                                -----------
Liabilities
Capital shares payable                                                                                               10,711
Payable for investment securities purchased                                                                      12,666,426
Accrued investment management services fee                                                                            1,976
Accrued distribution fee                                                                                                455
Accrued transfer agency fee                                                                                             141
Accrued administrative services fee                                                                                     165
Other accrued expenses                                                                                               69,384
                                                                                                                     ------
Total liabilities                                                                                                12,749,258
                                                                                                                 ----------
Net assets applicable to outstanding capital stock                                                             $119,375,115
                                                                                                               ============
Represented by
Capital stock -- $.01 par value (Note 1)                                                                       $    177,771
Additional paid-in capital                                                                                      109,222,972
Undistributed net investment income                                                                                 503,820
Accumulated net realized gain (loss)                                                                              3,326,879
Unrealized appreciation (depreciation) on investments                                                             6,143,673
                                                                                                                  ---------
Total -- representing net assets applicable to outstanding capital stock                                       $119,375,115
                                                                                                               ============
Net assets applicable to outstanding shares:                   Class A                                         $ 28,058,336
                                                               Class B                                         $  9,287,787
                                                               Class C                                         $    188,938
                                                               Class I                                         $ 81,805,703
                                                               Class Y                                         $     34,351
Net asset value per share of outstanding capital stock:        Class A shares           4,189,337              $       6.70
                                                               Class B shares           1,402,057              $       6.62
                                                               Class C shares              28,519              $       6.62
                                                               Class I shares          12,152,084              $       6.73
                                                               Class Y shares               5,118              $       6.71
                                                                                            -----              ------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
15 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Statement of operations
AXP Quantitative Large Cap Equity Fund

Year ended July 31, 2005
Investment income
Income:
Dividends                                                                                                        $1,295,906
Interest                                                                                                             73,221
                                                                                                                     ------
Total income                                                                                                      1,369,127
                                                                                                                  ---------
Expenses (Note 2):
Investment management services fee                                                                                  408,720
Distribution fee
   Class A                                                                                                           44,025
   Class B                                                                                                           51,693
   Class C                                                                                                            1,420
Transfer agency fee                                                                                                  40,155
Incremental transfer agency fee
   Class A                                                                                                            3,114
   Class B                                                                                                            2,060
   Class C                                                                                                               71
Service fee -- Class Y                                                                                                   30
Administrative services fees and expenses                                                                            29,441
Compensation of board members                                                                                         8,604
Custodian fees                                                                                                       27,540
Printing and postage                                                                                                 37,795
Registration fees                                                                                                    57,489
Audit fees                                                                                                           20,500
Other                                                                                                                 5,942
                                                                                                                      -----
Total expenses                                                                                                      738,599
   Expenses waived/reimbursed by Ameriprise Financial (formerly AEFC) (Note 2)                                      (23,127)
                                                                                                                    -------
                                                                                                                    715,472
   Earnings credits on cash balances (Note 2)                                                                        (4,727)
                                                                                                                     ------
Total net expenses                                                                                                  710,745
                                                                                                                    -------
Investment income (loss) -- net                                                                                     658,382
                                                                                                                    -------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                                                                 3,680,690
   Futures contracts                                                                                                115,625
                                                                                                                    -------
Net realized gain (loss) on investments                                                                           3,796,315
Net change in unrealized appreciation (depreciation) on investments                                               5,439,579
                                                                                                                  ---------
Net gain (loss) on investments                                                                                    9,235,894
                                                                                                                  ---------
Net increase (decrease) in net assets resulting from operations                                                  $9,894,276
                                                                                                                 ==========

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
16 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Statements of changes in net assets
AXP Quantitative Large Cap Equity Fund

Year ended July 31,                                                                        2005                      2004
Operations and distributions
Investment income (loss) -- net                                                      $    658,382               $    70,924
Net realized gain (loss) on investments                                                 3,796,315                   824,610
Net change in unrealized appreciation (depreciation) on investments                     5,439,579                   335,658
                                                                                        ---------                   -------
Net increase (decrease) in net assets resulting from operations                         9,894,276                 1,231,192
                                                                                        ---------                 ---------
Distributions to shareholders from:
   Net investment income
      Class A                                                                             (62,837)                  (32,550)
      Class B                                                                                  --                      (921)
      Class C                                                                                  --                       (88)
      Class I                                                                            (142,494)                       --
      Class Y                                                                                (172)                      (94)
   Net realized gain
      Class A                                                                            (327,285)                 (204,671)
      Class B                                                                            (102,880)                  (35,467)
      Class C                                                                              (3,213)                   (2,669)
      Class I                                                                            (723,932)                       --
      Class Y                                                                                (727)                     (461)
                                                                                             ----                      ----
Total distributions                                                                    (1,363,540)                 (276,921)
                                                                                       ----------                  --------
Capital share transactions (Note 4)
Proceeds from sales
   Class A shares (Note 2)                                                             21,609,484                 6,113,596
   Class B shares                                                                       6,978,820                 2,111,340
   Class C shares                                                                          77,713                    99,094
   Class I shares                                                                      66,292,986                 9,070,761
   Class Y shares                                                                           7,000                        --
Reinvestment of distributions at net asset value
   Class A shares                                                                         346,177                    96,546
   Class B shares                                                                         100,334                    34,783
   Class C shares                                                                           2,894                     2,508
   Class I shares                                                                         866,109                        --
   Class Y shares                                                                             505                       257
Payments for redemptions
   Class A shares                                                                      (9,642,178)               (1,001,408)
   Class B shares (Note 2)                                                             (1,046,545)                 (582,132)
   Class C shares (Note 2)                                                                (48,696)                  (31,819)
   Class I shares                                                                        (150,008)                     (701)
                                                                                         --------                      ----
Increase (decrease) in net assets from capital share transactions                      85,394,595                15,912,825
                                                                                       ----------                ----------
Total increase (decrease) in net assets                                                93,925,331                16,867,096
Net assets at beginning of year                                                        25,449,784                 8,582,688
                                                                                       ----------                 ---------
Net assets at end of year                                                            $119,375,115               $25,449,784
                                                                                     ============               ===========
Undistributed net investment income                                                  $    503,820               $    52,439
                                                                                     ------------               -----------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
17 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Notes to Financial Statements

AXP Quantitative Large Cap Equity Fund

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of AXP Growth Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. AXP Growth Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the board. The Fund invests primarily in equity securities of companies listed on U.S. exchanges with market capitalizations greater than $5 billion at the time of purchase.

The Fund offers Class A, Class B, Class C and Class Y shares.

o  Class A shares are sold with a front-end sales charge.

o Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

o  Class C shares may be subject to a CDSC.

o Class Y shares have no sales charge and are offered only to qualifying institutional investors.

The Fund offers an additional class of shares, Class I, exclusively to certain institutional investors. Class I shares have no sales charge and are made available through a separate prospectus supplement provided to investors eligible to purchase the shares. At July 31, 2005, Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) and the AXP Portfolio Builder Funds owned 100% of Class I shares, which represents 68.53% of the Fund's net assets.

At July 31, 2005, Ameriprise Financial and the AXP Portfolio Builder Funds owned approximately 68% of the total outstanding Fund shares.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

Use of estimates

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

--------------------------------------------------------------------------------
18 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Directors of the funds, Ameriprise Financial utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

Option transactions

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Futures transactions

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

--------------------------------------------------------------------------------
19 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

Foreign currency translations and foreign currency contracts

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

Guarantees and indemnifications

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

Federal taxes

The Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes, and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

--------------------------------------------------------------------------------
20 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $1,498 and accumulated net realized gain been increased by $1,498.

The tax character of distributions paid for the years indicated is as follows:

Year ended July 31,                                  2005           2004

Class A
Distributions paid from:
     Ordinary income                               $202,166       $228,642
     Long-term capital gain                         187,956          8,579
Class B
Distributions paid from:
     Ordinary income                                 43,797         34,902
     Long-term capital gain                          59,083          1,486
Class C
Distributions paid from:
     Ordinary income                                  1,368          2,645
     Long-term capital gain                           1,845            112
Class I*
Distributions paid from:
     Ordinary income                                450,678             --
     Long-term capital gain                         415,748             --
Class Y
Distributions paid from:
     Ordinary income                                    481            536
     Long-term capital gain                             418             19

* Inception date is July 15, 2004.

At July 31, 2005, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income                                   $2,869,627
Accumulated long-term gain (loss)                               $1,058,365
Unrealized appreciation (depreciation)                          $6,046,380

Dividends to shareholders

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

Other

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

--------------------------------------------------------------------------------
21 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. Prior to Oct. 1, 2005, investment management services were provided by Ameriprise Financial. The management fee is a percentage of the Fund's average daily net assets that declines from 0.60% to 0.48% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper Large-Cap Core Funds Index. In certain circumstances, the board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment increased the fee by $15,749 for the year ended July 31, 2005.

Under the current Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.05% to 0.02% annually as the Fund's assets increase. It is expected that the fee schedule to the agreement will be revised effective Oct. 1, 2005. Under the new agreement, the fee percentage of the Fund's average daily net assets will decline from 0.06% to 0.03% annually as the Fund's net assets increase. A minor portion of additional administrative service expenses paid by the Fund are consultants' fees and fund office expenses. Under this agreement, the Fund also pays taxes, audit and certain legal fees, registration fees for shares, compensation of board members, corporate filing fees and any other expenses properly payable by the Fund and approved by the board.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other American Express mutual funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Under a separate Transfer Agency Agreement, RiverSource Service Corporation (formerly American Express Client Service Corporation) (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

o  Class A $19.50

o  Class B $20.50

o  Class C $20.00

o  Class Y $17.50

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

Class I pays a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations.

Beginning May 20, 2005, the Transfer Agent implemented an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees were insignificant for the year ended July 31, 2005 and are included in the transfer agency fees on the statement of operations.

--------------------------------------------------------------------------------
22 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The Fund has agreements with Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.) (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares.

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by financial advisors and other servicing agents. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $120,789 for Class A, $5,134 for Class B and $30 for Class C for the year ended July 31, 2005.

For the year ended July 31, 2005, Ameriprise Financial and its affiliates waived certain fees and expenses to 1.25% for Class A, 2.04% for Class B, 2.06% for Class C and 1.06% for Class Y. Of these waived fees and expenses, the transfer agency fees waived for Class A, Class B, Class C and Class Y were $18,458, $4,530, $104 and $35 respectively. In addition, Ameriprise Financial and its affiliates have agreed to extend the current agreement to waive certain fees and expenses through Sept. 30, 2005. It is expected that a new agreement to waive certain fees and expenses will be effective on Oct. 1, 2005 until July 31, 2006, such that net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.25% for Class A, 2.04% for Class B, 2.06% for Class C, 0.93% for Class I and 1.06% for Class Y of the Fund's average daily net assets.

During the year ended July 31, 2005, the Fund's custodian and transfer agency fees were reduced by $4,727 as a result of earnings credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company (formerly American Express Trust Company), an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $126,724,187 and $41,805,397, respectively, for the year ended July 31, 2005. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                                 Year ended July 31, 2005
                                              Class A        Class B      Class C         Class I     Class Y
Sold                                        3,401,658      1,109,408       12,216      10,493,500       1,160
Issued for reinvested distributions            54,345         15,850          457         135,541          79
Redeemed                                   (1,531,238)      (165,421)      (7,726)        (24,014)         --
                                           ----------       --------       ------         -------       -----
Net increase (decrease)                     1,924,765        959,837        4,947      10,605,027       1,239
                                            ---------        -------        -----      ----------       -----

                                                                 Year ended July 31, 2004
                                              Class A        Class B      Class C        Class I*     Class Y
Sold                                        1,028,744        358,722       17,252       1,547,177          --
Issued for reinvested distributions            16,447          5,946          429              --          45
Redeemed                                     (166,966)       (99,601)      (5,323)           (120)         --
                                             --------        -------       ------            ----          --
Net increase (decrease)                       878,225        265,067       12,358       1,547,057          45
                                              -------        -------       ------       ---------          --

* Inception date is July 15, 2004.

--------------------------------------------------------------------------------
23 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

5. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by The Bank of New York, whereby the Fund is permitted to have bank borrowings for temporary or emergency purposes to fund shareholder redemptions. The agreement went into effect Sept. 21, 2004. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other American Express mutual funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.50% or the Prime Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.09% per annum. Prior to this agreement, the Fund had a revolving credit agreement that permitted borrowings up to $500 million with Deutsche Bank. The Fund had no borrowings outstanding during the year ended July 31, 2005.

6. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

Class A
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004         2003(b)
Net asset value, beginning of period                                          $5.95        $5.44        $5.00
                                                                              -----        -----        -----
Income from investment operations:
Net investment income (loss)                                                    .04          .02          .01
Net gains (losses) (both realized and unrealized)                               .90          .63          .43
                                                                              -----        -----        -----
Total from investment operations                                                .94          .65          .44
                                                                              -----        -----        -----
Less distributions:
Dividends from net investment income                                           (.03)        (.02)          --
Distributions from realized gains                                              (.16)        (.12)          --
                                                                              -----        -----        -----
Total distributions                                                            (.19)        (.14)          --
                                                                              -----        -----        -----
Net asset value, end of period                                                $6.70        $5.95        $5.44
                                                                              -----        -----        -----
Ratios/supplemental data
Net assets, end of period (in millions)                                         $28          $13           $8
Ratio of expenses to average daily net assets(c),(d)                          1.25%        1.13%        1.22%(e)
Ratio of net investment income (loss) to average daily net assets              .84%         .65%         .81%(e)
Portfolio turnover rate (excluding short-term securities)                       64%          64%          17%
Total return(f)                                                              15.95%       11.99%        8.80%(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from April 24, 2003 (when shares became publicly available) to July 31, 2003.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class A would have been 1.35%, 1.91% and 7.39% for the periods ended July 31, 2005, 2004 and 2003, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
24 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class B
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004         2003(b)
Net asset value, beginning of period                                          $5.90        $5.43        $5.00
                                                                              -----        -----        -----
Income from investment operations:
Net investment income (loss)                                                    .02         (.02)          --
Net gains (losses) (both realized and unrealized)                               .86          .61          .43
                                                                              -----        -----        -----
Total from investment operations                                                .88          .59          .43
                                                                              -----        -----        -----
Less distributions:
Distributions from realized gains                                              (.16)        (.12)          --
                                                                              -----        -----        -----
Net asset value, end of period                                                $6.62        $5.90        $5.43
                                                                              -----        -----        -----
Ratios/supplemental data
Net assets, end of period (in millions)                                          $9           $3           $1
Ratio of expenses to average daily net assets(c),(d)                          2.04%        1.95%        2.01%(e)
Ratio of net investment income (loss) to average daily net assets              .06%        (.16%)       (.08%)(e)
Portfolio turnover rate (excluding short-term securities)                       64%          64%          17%
Total return(f)                                                              15.03%       10.95%        8.60%(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from April 24, 2003 (when shares became publicly available) to July 31, 2003.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class B would have been 2.13%, 2.73% and 8.18% for the periods ended July 31, 2005, 2004 and 2003, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
25 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class C
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004         2003(b)
Net asset value, beginning of period                                          $5.90        $5.43        $5.00
                                                                              -----        -----        -----
Income from investment operations:
Net investment income (loss)                                                    .01         (.02)          --
Net gains (losses) (both realized and unrealized)                               .87          .61          .43
                                                                              -----        -----        -----
Total from investment operations                                                .88          .59          .43
                                                                              -----        -----        -----
Less distributions:
Distributions from realized gains                                              (.16)        (.12)          --
                                                                              -----        -----        -----
Net asset value, end of period                                                $6.62        $5.90        $5.43
                                                                              -----        -----        -----
Ratios/supplemental data
Net assets, end of period (in millions)                                         $--          $--          $--
Ratio of expenses to average daily net assets(c),(d)                          2.06%        1.95%        2.01%(e)
Ratio of net investment income (loss) to average daily net assets              .02%        (.17%)       (.05%)(e)
Portfolio turnover rate (excluding short-term securities)                       64%          64%          17%
Total return(f)                                                              15.03%       10.96%        8.60%(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from April 24, 2003 (when shares became publicly available) to July 31, 2003.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class C would have been 2.13%, 2.73% and 8.20% for the periods ended July 31, 2005, 2004 and 2003, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
26 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class I
Per share income and capital changes(a)
Fiscal period ended July 31,                                                  2005         2004(b)
Net asset value, beginning of period                                          $5.96        $5.99
                                                                              -----        -----
Income from investment operations:
Net investment income (loss)                                                    .04          .02
Net gains (losses) (both realized and unrealized)                               .92         (.05)
                                                                              -----        -----
Total from investment operations                                                .96         (.03)
                                                                              -----        -----
Less distributions:
Dividends from net investment income                                           (.03)          --
Distributions from realized gains                                              (.16)          --
                                                                              -----        -----
Total distributions                                                            (.19)          --
                                                                              -----        -----
Net asset value, end of period                                                $6.73        $5.96
                                                                              -----        -----
Ratios/supplemental data
Net assets, end of period (in millions)                                         $82           $9
Ratio of expenses to average daily net assets(c)                               .91%         .93%(d),(e)
Ratio of net investment income (loss) to average daily net assets             1.19%        5.35%(d)
Portfolio turnover rate (excluding short-term securities)                       64%          64%
Total return(f)                                                              16.29%        (.50%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  Inception date is July 15, 2004.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d)  Adjusted to an annual basis.

(e) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratio of expenses for Class I would have been 1.27% for the period ended July 31, 2004.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
27 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class Y
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004         2003(b)
Net asset value, beginning of period                                          $5.95        $5.45        $5.00
                                                                              -----        -----        -----
Income from investment operations:
Net investment income (loss)                                                    .05          .03          .01
Net gains (losses) (both realized and unrealized)                               .91          .61          .44
                                                                              -----        -----        -----
Total from investment operations                                                .96          .64          .45
                                                                              -----        -----        -----
Less distributions:
Dividends from net investment income                                           (.04)        (.02)          --
Distributions from realized gains                                              (.16)        (.12)          --
                                                                              -----        -----        -----
Total distributions                                                            (.20)        (.14)          --
                                                                              -----        -----        -----
Net asset value, end of period                                                $6.71        $5.95        $5.45
                                                                              -----        -----        -----
Ratios/supplemental data
Net assets, end of period (in millions)                                         $--          $--          $--
Ratio of expenses to average daily net assets(c),(d)                          1.06%         .98%        1.01%(e)
Ratio of net investment income (loss) to average daily net assets             1.03%         .78%         .90%(e)
Portfolio turnover rate (excluding short-term securities)                       64%          64%          17%
Total return(f)                                                              16.25%       11.87%        9.00%(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from April 24, 2003 (when shares became publicly available) to July 31, 2003.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class Y would have been 1.18%, 1.76% and 7.20% for the periods ended July 31, 2005, 2004 and 2003, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
28 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Report of Independent
                Registered Public Accounting Firm

THE BOARD AND SHAREHOLDERS

AXP GROWTH SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of AXP Quantitative Large Cap Equity Fund (a series of AXP Growth Series, Inc.) as of July 31, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended July 31, 2005, and the financial highlights for each of the years in the two-year period ended July 31, 2005 and for the period from April 24, 2003 (when shares became publicly available) to July 31, 2003. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of AXP Quantitative Large Cap Equity Fund as of July 31, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

September 20, 2005

--------------------------------------------------------------------------------
29 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Federal Income Tax Information

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

AXP Quantitative Large Cap Equity Fund
Fiscal year ended July 31, 2005

Class A

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                          35.08%
     Dividends Received Deduction for corporations                      34.99%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.09760

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.09141
Total distributions                                                   $0.18901

Class B

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                          35.08%
     Dividends Received Deduction for corporations                      34.99%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.06776

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.09141
Total distributions                                                   $0.15917

--------------------------------------------------------------------------------
30 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class C

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                          35.08%
     Dividends Received Deduction for corporations                      34.99%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.06776

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.09141
Total distributions                                                   $0.15917

Class I

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                          35.08%
     Dividends Received Deduction for corporations                      34.99%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.09909

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.09141
Total distributions                                                   $0.19050

Class Y

Income distributions -- taxable as dividend income:
     Qualified Dividend Income for individuals                          35.08%
     Dividends Received Deduction for corporations                      34.99%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.10555

Capital gain distributions -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.09141
Total distributions                                                   $0.19696

--------------------------------------------------------------------------------
31 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Fund Expenses Example

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended July 31, 2005.

Actual Expenses

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------
32 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

                                                       Beginning           Ending              Expenses
                                                     account value      account value         paid during      Annualized
                                                     Feb. 1, 2005       July 31, 2005        the period(a)    expense ratio
Class A
     Actual(b)                                          $1,000            $1,063.50            $6.32(c)           1.25%
     Hypothetical (5% return before expenses)           $1,000            $1,018.39            $6.19(c)           1.25%
Class B
     Actual(b)                                          $1,000            $1,057.50           $10.29(c)           2.04%
     Hypothetical (5% return before expenses)           $1,000            $1,014.52           $10.08(c)           2.04%
Class C
     Actual(b)                                          $1,000            $1,057.50           $10.39(c)           2.06%
     Hypothetical (5% return before expenses)           $1,000            $1,014.42           $10.18(c)           2.06%
Class I
     Actual(b)                                          $1,000            $1,064.90            $4.61(c)            .91%
     Hypothetical (5% return before expenses)           $1,000            $1,020.06            $4.51(c)            .91%
Class Y
     Actual(b)                                          $1,000            $1,063.40            $5.36(c)           1.06%
     Hypothetical (5% return before expenses)           $1,000            $1,019.32            $5.25(c)           1.06%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 179/365 (to reflect the one-half year period).

(b) Based on the actual return for the six months ended July 31, 2005: +6.35% for Class A, +5.75% for Class B, +5.75% for Class C, +6.49% for Class I and +6.34% for Class Y.

(c) Pending final approval from the Fund's Board of Directors (Board), it is expected that, effective Oct. 1, 2005, the fee schedule under the Administrative Services Agreement between Ameriprise Financial and the Fund will be revised. It is also expected that Ameriprise Financial and its affiliates will contractually agree to waive certain fees and to absorb certain expenses until July 31, 2006, unless sooner terminated at the discretion of the Board. Under this expense cap/fee waiver agreement, net expenses, before giving effect to any performance incentive adjustment, will not exceed 1.25% for Class A; 2.04% for Class B; 2.06% for Class C; 0.93% for Class I and 1.06% for Class Y. If the revised fee schedule under the Administrative Services Agreement and the cap/waiver agreement had been in place for the entire six-month period ended July 31, 2005, the actual and hypothetical expenses paid would have been the same as those expenses presented in the table above for all classes, except Class I. The actual expenses paid for Class I would have been $4.66 and the hypothetical expenses paid would have been $4.56.

--------------------------------------------------------------------------------
33 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Board Members and Officers

Shareholders elect a board that oversees the Fund's operations. The board appoints officers who are responsible for day-to-day business decisions based on policies set by the board.

The following is a list of the Fund's board members. Each member oversees 14 Master Trust portfolios and 90 American Express mutual funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the board.

Independent Board Members

Name, address, age                      Position held     Principal occupation   Other directorships
                                        with Fund and     during past five
                                        length of         years
                                        service
--------------------------------------- ----------------- ---------------------- --------------------------------
Arne H. Carlson                         Board member      Chair, Board
901 S. Marquette Ave.                   since 1999        Services Corporation
Minneapolis, MN 55402                                     (provides
Age 70                                                    administrative
                                                          services to boards).
                                                          Former Governor
                                                          of Minnesota
--------------------------------------- ----------------- ---------------------- --------------------------------
Philip J. Carroll, Jr.                  Board member      Retired Chairman and   Scottish Power PLC, Vulcan
901 S. Marquette Ave.                   since 2002        CEO, Fluor Corporation Materials Company, Inc.
Minneapolis, MN 55402                                     (engineering and       (construction
Age 67                                                    construction) since     materials/chemicals)
                                                          1998
--------------------------------------- ----------------- ---------------------- --------------------------------
Livio D. DeSimone*                      Board member      Retired Chair of the   Cargill, Incorporated
30 Seventh Street East                  since 2001        Board and              (commodity merchants and
Suite 3050 St. Paul, MN                                   Chief Executive        processors), General Mills,
55101-4901                                                Officer, Minnesota     Inc. (consumer foods), Vulcan
Age 71                                                    Mining and             Materials Company (construction
                                                          Manufacturing (3M)     materials/chemicals), Milliken &
                                                                                 Company (textiles and chemicals),
                                                                                 and Nexia Biotechnologies, Inc.
--------------------------------------- ----------------- ---------------------- --------------------------------
Patricia M. Flynn                       Board member      Trustee Professor of   BostonFed Bancorp, Inc.
901 S. Marquette Ave.                   since 2004        Economics and          (holding company) and its
Minneapolis, MN 55402                                     Management, Bentley    subsidiary Boston Federal
Age 54                                                    College since 2002;    Savings Bank
                                                          former Dean,
                                                          McCallum Graduate
                                                          School of Business,
                                                          Bentley College from
                                                          1999 to 2002
--------------------------------------- ----------------- ---------------------- --------------------------------
Anne P. Jones                           Board member      Attorney and
901 S. Marquette Ave.                   since 1985        Consultant
Minneapolis, MN 55402
Age 70
--------------------------------------- ----------------- ---------------------- --------------------------------
Stephen R. Lewis, Jr.                   Board member      Retired President      Valmont Industries, Inc.
901 S. Marquette Ave.                   since 2002        and Professor of       (manufactures irrigation
Minneapolis, MN 55402                                     Economics, Carleton    systems)
Age 66                                                    College
--------------------------------------- ----------------- ---------------------- --------------------------------

* Livio D. DeSimone retired as a member of the Board, effective Sept. 8, 2005.

--------------------------------------------------------------------------------
34 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Independent Board Members (continued)

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
Catherine James Paglia                 Board member       Director, Enterprise   Strategic Distribution, Inc.
901 S. Marquette Ave.                  since 2004         Asset Management,      (transportation, distribution
Minneapolis, MN 55402                                     Inc. (private real     and logistics consultants)
Age 52                                                    estate and asset
                                                          management company)
                                                          since 1999
-------------------------------------- ------------------ ---------------------- --------------------------------
Alan K. Simpson                        Board member       Former three-term
1201 Sunshine Ave.                     since 1997         United States
Cody, WY 82414                                            Senator for Wyoming
Age 73
-------------------------------------- ------------------ ---------------------- --------------------------------
Alison Taunton-Rigby                   Board member       Founder and Chief      Hybridon, Inc. (biotechnology)
901 S. Marquette Ave.                  since 2002         Executive Officer,
Minneapolis, MN 55402                                     RiboNovix, Inc.
Age 61                                                    since 2004;
                                                          President, Forester
                                                          Biotech since 2000;
                                                          prior to that,
                                                          President and CEO,
                                                          Aquila
                                                          Biopharmaceuticals,
                                                          Inc.
-------------------------------------- ------------------ ---------------------- --------------------------------

Board Member Affiliated with Ameriprise Financial, Inc. (formerly AEFC)**

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
William F. Truscott                    Board member       Senior Vice
53600 Ameriprise Financial Center      since 2001,        President - Chief
Minneapolis, MN 55474                  Vice President     Investment Officer
Age 44                                 since 2002         of Ameriprise
                                                          Financial, Inc. and
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2001. Former
                                                          Chief Investment
                                                          Officer and Managing
                                                          Director, Zurich
                                                          Scudder Investments
-------------------------------------- ------------------ ---------------------- --------------------------------

** Interested person by reason of being an officer, director and/or employee of Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or of RiverSource Investments, LLC, its wholly owned subsidiary.

--------------------------------------------------------------------------------
35 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the board. In addition to Mr. Truscott, who is vice president, the Fund's other officers are:

Other Officers

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
Jeffrey P. Fox                         Treasurer          Vice President -
105 Ameriprise Financial Center        since 2002         Investment
Minneapolis, MN 55474                                     Accounting,
Age 50                                                    Ameriprise
                                                          Financial, Inc.,
                                                          since 2002; Vice
                                                          President - Finance,
                                                          American Express
                                                          Company, 2000-2002;
                                                          Vice President -
                                                          Corporate
                                                          Controller,
                                                          Ameriprise
                                                          Financial, Inc.,
                                                          1996-2000
-------------------------------------- ------------------ ---------------------- --------------------------------
Paula R. Meyer                         President          Senior Vice President
596 Ameriprise Financial Center        since 2002         and General Manager -
Minneapolis, MN 55474                                     Mutual Funds,
Age 51                                                    Ameriprise
                                                          Financial, Inc.,
                                                          since 2002 and
                                                          Senior Vice
                                                          President,
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2004; Vice
                                                          President and
                                                          Managing Director -
                                                          American Express
                                                          Funds, Ameriprise
                                                          Financial, Inc.,
                                                          2000-2002;
                                                          Vice President,
                                                          Ameriprise
                                                          Financial, Inc.,
                                                          1998-2000
-------------------------------------- ------------------ ---------------------- --------------------------------
Leslie L. Ogg                          Vice President,    President of Board
901 S. Marquette Ave.                  General Counsel,   Services Corporation
Minneapolis, MN 55402                  and Secretary
Age 66                                 since 1978
-------------------------------------- ------------------ ---------------------- --------------------------------
Beth E. Weimer                         Chief Compliance   Vice President and
172 Ameriprise Financial Center        Officer since      Chief Compliance
Minneapolis, MN 55474                  2004               Officer, Ameriprise
Age 52                                                    Financial, Inc.,
                                                          since 2001 and Chief
                                                          Compliance Officer,
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2005; Vice
                                                          President and
                                                          Chief Compliance
                                                          Officer, Ameriprise
                                                          Financial Services,
                                                          Inc. (formerly
                                                          American Express
                                                          Financial Advisors),
                                                          2001-2005; Partner,
                                                          Arthur Andersen
                                                          Regulatory Risk
                                                          Services, 1998-2001
-------------------------------------- ------------------ ---------------------- --------------------------------

The SAI has additional information about the Fund's directors and is available, without charge, upon request by calling (800) 862-7919.

--------------------------------------------------------------------------------
36 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Approval of Investment Management Services Agreement

Ameriprise Financial, Inc. (formerly American Express Financial Corporation or
AEFC) (the investment manager) is a wholly-owned subsidiary of American Express Company. Under an Investment Management Services Agreement (the Agreement), the investment manager provides investment advice and other services to the Fund. Throughout the year, the Funds' Board of Directors and the Board's Investment Review Committee monitor these services.

Each year the Board determines whether to continue the Agreement by evaluating the quality and level of service received and the costs associated with those services. The investment manager prepares detailed reports for the Board and its Contracts Committee in March and April and provides data prepared by independent organizations to assist the Board in making this determination. The Board gives considerable weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the Agreement.

On February 1, 2005, American Express Company announced its intention to pursue a spin-off of AEFC by distributing shares of the common stock of AEFC to shareholders of American Express Company. At a meeting held in person on April 14, 2005, the Board, including a majority of the independent members, approved the continuation of the Agreement for an interim period, not to exceed one year, ending on the later of (i) the effective date of the spin-off or (ii) the approval by the Fund's shareholders of a new investment management services agreement with the investment manager (the Interim Period). The spin-off will not result in an "assignment" of the Agreement under the Investment Company Act of 1940 and, therefore, will not cause the termination of the Agreement according to its terms. In connection with the spin-off the investment manager has proposed that going forward, services under the Agreement be provided by an affiliate, RiverSource Investments, LLC (RiverSource). Independent counsel advised the Board that it would be prudent, in connection with the spin-off, to consider a new agreement with RiverSource and to seek shareholder approval of that agreement as soon as practical thereafter.

Investment performance is a major factor in the evaluation process, and the Board reviewed the Fund's performance over a range of different periods by comparing its performance to relevant Lipper and broader market indices. The Board considered that over time the Fund's investment performance should be above median for a peer group of funds with similar investment goals and noted that the Fund's investment performance in 2004 exceeded the median.

The Board noted that, in addition to portfolio management and investment research, the investment manager provides portfolio trading, daily net asset value calculation, management of cash flow, product development, administration of its compliance and legal departments, access to distribution, accounting and recordkeeping, and reporting to the Board and shareholders. To evaluate these services, the Board referred to surveys and benchmarks established by commercial providers, trade associations and the investment manager's internal processes. The Board concluded that the services provided were consistent with services provided by investment managers to comparable mutual funds.

--------------------------------------------------------------------------------
37 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The Board also evaluated the price paid for the services provided by the investment manager, noting the existence of a pricing philosophy, established by the Board and the investment manager, that seeks to maintain total Fund expenses within a range of the median expenses charged to comparable funds sold through financial advisors. The Board considered detailed information set forth in an annual report on fees and expenses, including, among other things, data showing a comparison of the Fund's expenses with median expenses paid by funds in its comparison group and data showing the Fund's contribution to the investment manager's profitability. The Board determined that the total expense ratio of the Fund is below median for its comparison group.

The Board considered the economies of scale that might be realized by the investment manager as the Fund grew and took note of the extent to which Fund shareholders also might benefit from such growth. The Board considered that the Agreement provided for lower fees as assets increase at pre-established breakpoints and concluded that the Agreement satisfactorily provided for sharing these economies of scale.

The Board took into account the Contracts Committee's discussion comparing the fees the investment manager charges to the Fund with those it charges to institutional clients, noting that the relatively higher fees paid by the Fund were principally attributable to the additional services required to manage a regulated mutual fund, like the Fund, and the operation of a large mutual fund family. The Board also considered the profitability realized by the investment manager and its affiliates from its relationship with the Fund. The Board took into account the services acquired by the investment manager through the use of commission dollars paid by the Fund on portfolio transactions. The Board concluded that the investment manager's overall costs and profitability were appropriate, although profitability may be too low on an ongoing basis.

The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. Based on the foregoing, the Board concluded that the fees paid to the investment manager under the Agreement were fair and reasonable and determined to approve renewal of the Agreement for the Interim Period.

--------------------------------------------------------------------------------
38 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Proxy Voting

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling
(800) 862-7919; by looking at the website www.riversource.com/investments; or by searching the website of the Securities and Exchange Commission (SEC) at www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge by calling the Fund's administrator, Board Services Corporation, collect at (612) 330-9283; through the investment manager's website, www.riversource.com/investments; or by searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------
39 -- AXP QUANTITATIVE LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

American Express Funds
70100 Ameriprise Financial Center
Minneapolis, MN 55474

This report must be accompanied or preceded by the Fund's current prospectus. Distributed by Ameriprise Financial Services, Inc. (formerly known as American Express Financial Advisors Inc.). Member NASD.